UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 18, 2007
LSB Financial Corp.
(Exact Name of Registrant as Specified in Its Charter)

Indiana	0-25070	35-1934975
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Main Street, Lafayette, Indiana		47901
(Address of Principal Executive Offices)		(Zip Code)

(765) 742-1064
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of LSB Financial Corp. (the “Company”), held April 18, 2007, the shareholders approved and ratified the LSB Financial Corp. 2007 Stock Option and Incentive Plan (the “2007 Option Plan”) previously approved by the Company’s Board of Directors. A copy of the 2007 Option Plan was filed as Appendix A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 15, 2007. A copy of the 2007 Option Plan also is attached to this Report as Exhibit 10.1.

The number of shares reserved for issuance under the 2007 Option Plan is 81,000 shares of the Company’s Common Stock, par value $0.01 per share. Subject to the terms of the 2007 Option Plan, the Compensation Committee of the Company's Board of Directors has sole authority to administer the 2007 Option Plan, including, without limitation: selecting participants, determining the terms of the awards to be granted, establishing rules and procedures to administer the 2007 Option Plan, and interpreting the 2007 Option Plan. Employees, directors, directors emeritus, and consultants of the Company or its subsidiaries are eligible to participate in the 2007 Option Plan.

The 2007 Option Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) restricted stock; (4) unrestricted stock; and (5) performance shares or performance units. Awards may be granted singly or in combination as determined by the Compensation Committee.

Stock Options. No incentive stock option granted under the 2007 Option Plan may be exercised more than ten years after the date of grant (or, in the case of a holder of 10% or more of the Company’s voting stock, five years). Non-qualified stock options may be exercised during such period as the Compensation Committee determines at the time of grant; provided, however, that in no event may such options be exercised more than ten years after the date of grant. The exercise price of an incentive stock option will not be less than 100% (or in the case of a holder of 10% or more of the Company’s voting stock, 110%) of the fair market value of the Common Stock on the date the option is granted. The Compensation Committee will establish the exercise price of options that do not qualify as incentive stock options (non-qualified stock options) at the time the options are granted. It is anticipated that the Compensation Committee will, but is not required to, establish an exercise price for non-qualified stock options that is equal to the fair market value of the stock at the time the options are granted. To exercise an option, the participant must provide written notice to the Company. The option price may, at the sole discretion of the Compensation Committee, be paid by a participant in cash or shares of Common Stock owned by the participant for at least six months or any combination thereof. Under certain circumstances, the 2007 Option Plan permits optionees to exercise their options by delivering a notice to their broker to deliver to the Company the total option price in cash and the amount of any taxes to be withheld from the optionee’s compensation as a result of any withholding tax obligation of the Company.

Stock Appreciation Rights (SARs). The 2007 Option Plan authorizes the Compensation Committee to grant a Stock Appreciation Right (SAR) independently of, or in tandem with, a stock option. Proceeds from SAR exercises will be paid in shares of Common Stock (or, to the extent permitted under the 2007 Option Plan, in cash or Common Stock, or a combination thereof, all in the discretion of the Compensation Committee).

Restricted Stock. While restricted stock awarded under the 2007 Option Plan would be subject to forfeiture provisions and transfer restrictions for a period of time, the 2007 Option Plan does not set forth any minimum or maximum duration for such provisions and restrictions. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing the restricted shares would be held by the Company, but the grantee generally would have all the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon. The Compensation Committee may also condition the vesting of restricted stock on the attainment of specified performance goals.

Unrestricted Stock. The Compensation Committee may award shares of Common Stock to participants without restrictions or payment therefor as consideration for service to the Company or other reasons as the Compensation Committee determines is appropriate.

Performance Shares or Performance Units. The Compensation Committee may grant awards of performance shares or performance units which may be earned by a participant, in whole or in part, if certain goals established by the Compensation Committee (including net income, operating income, return on equity or assets, earnings per share, cash flow, cost control, share price, revenues, market share, and total return to shareholders) are achieved over a designated period of time. The Compensation Committee shall have the discretion to satisfy a participant’s performance shares or performance units by delivery of cash or Common Stock or any combination thereof.

In the event of a tender offer or exchange offer for Common Stock (other than by the Company) or upon the occurrence of certain other events constituting a change in control, all option awards granted under the 2007 Option Plan shall become exercisable in full, unless previously exercised or terminated. For this purpose, a change of control includes a person or persons acquiring 25% or more of the Company’s outstanding shares, a transaction resulting in the current directors of the Company ceasing to constitute a majority of the Board, and shareholder approval of a transaction in which the Company ceases to be an independent publicly-owned entity or in which the Company sells all or substantially all of its assets. In general, if the employment of a recipient of restricted stock is involuntarily terminated within 18 months following  a “change in control” (as defined in the 2007 Option Plan) of the Company, the forfeiture provisions and transfer restrictions applicable to such stock lapse and the stock will become fully vested with the recipient. If the employment of a recipient of performance shares or performance units is involuntarily terminated within 18 months following a change in control, the recipient will be entitled to a pro rata payment with respect to such award to the same extent as if the recipient died or became disabled, subject to compliance with certain provisions of the Internal Revenue Code of 1986, as amended.

No awards have been granted under the 2007 Option Plan. The awards to be granted under the 2007 Option Plan in the future are not determinable.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	LSB Financial Corp. 2007 Stock Option and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 24, 2007	LSB Financial Corp.

	By:	/s/ Mary Jo David
Mary Jo David, Treasurer (Principal Financial and Accounting Officer)